Exhibit 5.1

November 20, 1996

American Telecasting, Inc.
5575 Tech Center Drive
Suite 300
Colorado Springs, CO 80919

     Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

     You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), under which certain stockholders of American Telecasting, Inc. (the "Company") intend to sell up to 4,082,436 shares of Common Stock, par value $.01 per share, of the Company (all such shares in the aggregate, the "Offered Shares").

     In arriving at the opinion expressed below, we have examined the Registration Statement, the Stock Purchase Agreement dated as of October 25, 1996 by and among American Telecasting, Inc. and Wartone Property Holdings, Ltd., Harleko Ltd. and Tarian Properties Ltd. (the "Stock Purchase Agreement") and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity of the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

     Based upon and subject to the foregoing, we are of the opinion that, upon issuance in accordance with the terms of the Stock Purchase Agreement, the Offered Shares will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consents is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,



                                   McDermott, Will & Emery